POWER OF ATTORNEY

For Executing Forms 3, 4 and 5

The undersigned, David N. Weinstein, hereby constitutes and appoints each of Kenneth H. Beer, Annette Finch, Kim Wilkerson, Florence Ziegler and Lisa S. Jaubert, signing singly and with full power of substitution, his true and lawful attorney-in-fact to:

1.
execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer or director or both of Stone Energy Corporation, Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), and the rules thereunder;

2.
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange, self-regulatory association or any other authority;

3.
take any necessary or appropriate action to obtain or regenerate codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Act or any rule or regulation of the SEC; and

4.
take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve, in his or her discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorneys-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming (nor is Stone Energy Corporation assuming) any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 (including amendments thereto) with respect to the undersigned’s holdings of and transactions in securities issued by Stone Energy Corporation unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of February, 2017.

By:    /s/ David N. Weinstein
 David N. Weinstein